Exhibit 99.1

AITX's RAD Expands into Luxury Multifamily with Integrated Autonomous Security Deployment

Channel Partner Secures Mixed Use Property Management Client for ROSA, RADCam Enterprise and SARA Powered Protection

Detroit, Michigan, February 19, 2026 -- Artificial Intelligence Technology Solutions, Inc. (the "Company") (OTCID:AITX), a global leader in AI-driven security and productivity solutions, along with its wholly owned subsidiary, Robotic Assistance Devices, Inc. (RAD), today announced that an active RAD Channel Partner has secured a luxury mixed use multifamily property management client for the deployment of one ROSA™ security device and two RADCam™ Enterprise units, all licensed with SARA™, the Company's Speaking Autonomous Responsive Agent platform. The integrated solution will protect parking areas, building entryways, and interior vestibules, replacing traditional manned guarding hours with coordinated autonomous detection, deterrence, and escalation workflows.

AITX
Artificial Intelligence Technology Solutions Inc.
WARNING
RAD
an AITX company
ROBOTIC
ASSISTANCE
DEVICES
The Guard Model Is Obsolete.
One RAD Platform. Total Coordination.

Artist's depiction of a multifamily property deployment featuring ROSA in the parking area and RADCam Enterprise at secured entry points, operating under SARA coordination.

ROSA will serve as the first line of protection across the property's parking areas, where its high visibility lighting, onboard audio deterrence, intelligent video analytics, and vivid display panel are designed to detect and discourage loitering, trespassing, vandalism, and other unwanted activity before escalation occurs. Two RADCam Enterprise units will be strategically positioned at primary entryways and interior vestibules, extending coverage deeper into the facility. SARA will coordinate all three devices as a unified autonomous layer, issuing real time deterrent talk downs through both ROSA and RADCam Enterprise while initiating escalation workflows when intervention thresholds are met.

"This deployment reflects exactly how our solutions are designed to operate in the field," said Troy McCanna, Chief Revenue Officer and Chief Security Officer of RAD. "ROSA establishes a powerful and visible perimeter presence, RADCam Enterprise secures critical interior transition points, and SARA orchestrates everything as a single intelligent system. Each device performs its role independently, but together they create a coordinated security architecture that is both efficient and highly scalable. For multifamily operators managing multiple properties, this model can be replicated quickly without the staffing constraints and cost structure of traditional guarding."

RADCam Enterprise represents one of RAD's most cost accessible entry points into autonomous security, delivering enterprise grade AI analytics and SARA coordination without the infrastructure footprint of a legacy system. Operating seamlessly alongside ROSA within the same SARA platform environment, RADCam Enterprise allows property operators to extend intelligent detection and deterrence into interior spaces and controlled access points at a fraction of traditional guarding costs. This flexible deployment model enables clients to layer protection across parking, entry, and common areas using a unified technology stack that scales efficiently across multiple properties.

ROSA is a multiple award-winning, compact, self-contained, portable, security and communication solution that can be installed and activated in about 15 minutes. ROSA's AI-driven security analytics include human, firearm, vehicle detection, license plate recognition, responsive digital signage and audio messaging, and complete integration with RAD's software suite notification and autonomous response library. Two-way communication is optimized for cellular, including live video from ROSA's high-resolution, full-color, always-on cameras. RAD has published seven Case Studies detailing how ROSA has helped eliminate instances of theft, trespassing and loitering at construction sites, mobile home parks, retail centers, hospital campuses, multi-family communities across the country.

RAD invites security professionals, community operators, and channel partners to experience ROSA, RADCam Enterprise and SARA in action at ISC West 2026. Attendees will have the opportunity to see live demonstrations, speak directly with RAD leadership and product experts, and learn how autonomous security deployments are being proven, expanded, and scaled across real world environments. Meetings may be scheduled in advance or arranged onsite throughout the show.

About Artificial Intelligence Technology Solutions, Inc. (AITX)

AITX, through its primary subsidiary, Robotic Assistance Devices, Inc. (RAD), is redefining the nearly $50 billion (US) security and guarding services industry1 through its broad lineup of innovative, AI-driven Solutions-as-a-Service business model. RAD solutions are specifically designed to provide cost savings to businesses of between 35%-80% when compared to the industry's existing and costly manned security guarding and monitoring model. RAD delivers these cost savings via a suite of stationary and mobile robotic solutions that complement, and at times, directly replace the need for human personnel in environments better suited for machines. All RAD technologies, AI-based analytics and software platforms are developed in-house.

The Company's operations and internal controls have been validated through successful completion of its SOC 2 Type 2 audit, which is a formal, independent audit that evaluates a service organization's internal controls for handling customer data and determines if the controls are not only designed properly but also operating effectively to protect customer data. This audit reinforces the Company's credibility with enterprise and government clients who require strict data protection and security compliance.

RAD is led by Steve Reinharz, CEO/CTO and founder of AITX and RAD, who brings decades of experience in the security services industry. Reinharz serves as chair of the Security Industry Association's (SIA) Autonomous Solutions Working Group and as a member of the SIA Board of Directors. The RAD team also draws on extensive expertise across the sector, including Mark Folmer, CPP, PSP, President of RAD and Chair of the ASIS International North American Regional Board of Directors, Troy McCanna, former FBI Special Agent and RAD's Chief Security Officer, and Stacy Stephens, co-founder of security robotics company Knightscope. Their combined backgrounds in security industry leadership, law enforcement, and robotics innovation reinforce RAD's ability to deliver proven, practical, and disruptive solutions to its clients.

RAD has a prospective sales pipeline of over 35 Fortune 500 companies and numerous other client opportunities. RAD expects to continue to attract new business as it converts its existing sales opportunities into deployed clients generating a recurring revenue stream. Each Fortune 500 client has the potential of making numerous reorders over time.

AITX is an innovator in the delivery of artificial intelligence-based solutions that empower organizations to gain new insight, solve complex challenges and fuel new business ideas. Through its next-generation robotic product offerings, AITX's RAD, RAD-R, RAD-M and RAD-G companies help organizations streamline operations, increase ROI, and strengthen business. AITX technology improves the simplicity and economics of patrolling and guard services and allows experienced personnel to focus on more strategic tasks. Customers augment the capabilities of existing staff and gain higher levels of situational awareness, all at drastically reduced cost. AITX solutions are well suited for use in multiple industries such as enterprises, government, transportation, critical infrastructure, education, and healthcare. To learn more, visit www.aitx.ai, www.radsecurity.com, www.stevereinharz.com, www.raddog.ai, www.radgroup.ai, www.saramonitoring.ai, and www.radlightmyway.com, or follow Steve Reinharz on X @SteveReinharz.

CAUTIONARY DISCLOSURE ABOUT FORWARD-LOOKING STATEMENTS

The information contained in this publication does not constitute an offer to sell or solicit an offer to buy securities of Artificial Intelligence Technology Solutions, Inc. (the "Company"). The information provided herein is believed to be accurate and reliable, however the Company makes no representations or warranties, expressed or implied, as to its accuracy or completeness. The Company has no obligation to provide the recipient with additional updated information. No information in this publication should be interpreted as any indication whatsoever of the Company's future revenues, results of operations, or stock price.

For purposes of the Company's disclosures, "Artificial Intelligence" refers to machine-based systems designed to operate with varying levels of autonomy that, for a given set of human defined objectives, can make predictions, recommendations, or decisions influencing real or virtual environments. In the context of the Company's business, Artificial Intelligence is deployed primarily within the security services and property management industries to support functions such as detection, analysis, prioritization, communication, and response related to safety, security, and operational events.

The Company delivers these capabilities principally through its SARA™ (Speaking Autonomous Responsive Agent) platform, which serves as the Company's primary agentic artificial intelligence system. SARA is designed to receive and process video, audio, and other sensor data, apply automated analysis and inference, and support actions in accordance with predefined operational objectives and human oversight.

Further note that the Company's Board of Directors oversees the Company's deployment of Artificial Intelligence.

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Doug Clemons
248-270-8273
doug.c@radsecurity.com

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1 https://www.ibisworld.com/united-states/market-research-reports/security-services-industry/